UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2006
Bluegreen Corporation
(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-19292	03-0300793
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4960 Conference Way North, Suite 100, Boca Raton, Florida	33431

(Address of Principal Executive Offices)	(Zip Code)

(Registrant's telephone number, including area code):	(561) 912-8000

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 20, 2006, Bluegreen Corporation (the "Company") announced that George F. Donovan, its President and Chief Executive Officer, will retire effective December 31, 2006. John M. Maloney, Jr., the Company's current Executive Vice President and Chief Operating Officer, is expected to succeed Mr. Donovan as the Company's President and Chief Executive Officer at that time.

Mr. Maloney, age 45, joined the Company in 2001 as Senior Vice President of Operations and Business Development for Bluegreen Resorts. He was named Senior Vice President of the Company and President of Bluegreen Resorts in 2002. Prior to joining the Company, Mr. Maloney served as Senior Vice President of Sales and Marketing for the Owners Club by ClubCorp and before that was Director of Sales and Marketing for the South Florida region of Hilton Grand Vacations Company and held various sales and marketing positions at Marriott Vacation Club International. Mr. Maloney serves on the Board of Directors of the West Palm Beach, Fla. Chapter of the Juvenile Diabetes Research Foundation.

A copy of the press release announcing Mr. Donovan's retirement and the expected appointment of Mr. Maloney is included herein as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(C)	Exhibits.	The following exhibits are filed as part of this report:
	99.1	Press Release, dated October 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2006

BLUEGREEN CORPORATION

By:/S/ ANTHONY M. PULEO

Name: Anthony M. Puleo

Title: Senior Vice President, Chief
Financial Officer and Treasurer

EXHIBIT INDEX
Exhibit Number	Description

99.1	Press Release, dated October 23, 2006.